Exhibit 10.1

[BNY Mellon Letterhead]

December 11, 2012

The Bank of New York Mellon Corporation

One Wall Street

New York, New York 10286

Attn: Jane Sherburne, General Counsel and Corporate Secretary

Re:	Waiver of Transition Agreement

Dear Jane:

This letter is in reference to the Transition Agreement, dated June 25, 2007, between The Bank of New York Company, Inc. and myself (“Transition Agreement”) and assumed by The Bank of New York Mellon Corporation. I hereby waive any and all remaining rights that I may otherwise be entitled to under the Transition Agreement.

Sincerely,

/s/ Gerald L. Hassell

Gerald L. Hassell

Accepted and Agreed:

/s/ Jane Sherburne

The Bank of New York Mellon Corporation
By:	Jane Sherburne, General Counsel and Corporate Secretary